INNOSPEC INC. REPORTS FOURTH QUARTER AND FULL YEAR 2005 EARNINGS

NEWARK, DELAWARE, February 6, 2006 -- Innospec Inc. (NYSE: IOP) today announced its earnings for the fourth quarter and the full year ended December 31, 2005.

Summary

Fourth Quarter 2005 Results

  Fourth quarter 2005 net loss after Octane Additives business goodwill impairment and restructuring charges was $(7.6) million, or a loss of $(0.62) per diluted share, compared with net loss of $(13.3) million, or a loss of $(1.08) per diluted share, for the fourth quarter 2004.

  Fuel Specialties operating income was $6.3 million for the quarter compared with $5.8 million for the corresponding period in 2004.

  Performance Chemicals operating income was a loss of $(0.1) million compared with an operating income of $0.2 million for the corresponding period in 2004.

  Octane Additives operating income was $14.8 million for the quarter compared with $26.0 million for the corresponding period in 2004.

  Octane Additives business goodwill impairment was a charge of $(10.3) million, or a loss of $(0.83) per diluted share, for the quarter compared with a charge of $(17.7) million or $(1.43) per diluted share for the same period in 2004.

  Restructuring charges were $(6.2) million, or $(0.50) per diluted share, for the quarter compared with $(3.0) million, or $(0.24) per diluted share, for the corresponding period in 2004.

  Net cash provided by operating activities was $23.4 million in the fourth quarter compared to $25.5 million for the corresponding period in 2004.

Full Year 2005 Results

  The 2005 net loss after Octane Additives business goodwill impairment and restructuring charges was $(123.9) million, or a loss of $(10.02) per diluted share, compared to a net income of $6.2 million, $0.48 per diluted share, in the corresponding period last year.

  Fuel Specialties operating income was $26.2 million for the year which represents a 26% growth over the same period in 2004.

  Performance Chemicals operating income was $1.0 million, which is $0.8 million better than 2004.

  Octane Additives operating income was $69.2 million which represents a (34)% decline compared with $104.4 million for the same period in 2004.

  Octane Additives business goodwill impairment was a charge of $(134.4) million, or $(10.87) per diluted share, for the year, compared with $(40.7) million, or $(3.13) per diluted share, for the same period last year.

  Restructuring charges were $(31.3) million, or $(2.53) per diluted share, for 2005 compared with $(8.3) million, or $(0.64), for the corresponding period last year.

  Net cash provided by operating activities was $39.3 million in the year to December 31, 2005 compared to $62.4 million for the corresponding period in 2004.

Paul Jennings, President and Chief Executive Officer, commented, "I am very pleased with the overall performance of Innospec, both for the quarter and full year. Fuel Specialties continues to grow from strength to strength and the velocity of sales growth is very encouraging. Performance Chemicals has needed some restructuring during the year which is now complete and we have seen good sales growth. Octane Additives delivered an excellent result which was in line with our expectations. I am also particularly pleased with the very significant reduction in corporate costs which clearly shows that we have delivered on our goal of having a fit for purpose cost structure by the end of 2005."

Mr Jennings continued, "The launch of our new identity, Innospec, has clearly positioned us as a forward thinking business with a commitment to our chosen markets in specialty chemicals. We are now positioned to further grow our core businesses of Fuel Specialties and Performance Chemicals and at the same time responsibly manage the decline in Octane Additives. I am looking forward to a very exciting 2006."

Global Earnings and Cash Flow

The 2005 net loss of $(123.9) million, or $(10.02) per diluted share, compared with a net income of $6.2 million, or $0.48 per diluted share, for the same period last year. The loss of $(123.9) million incorporated a non cash impact of $(134.4) million of charges relating to the impairment of Octane Additives business goodwill.

Net cash provided by operating activities was a $39.3 million inflow for the year. This compares to an inflow of $62.4 million for the comparative period last year. The primary causes of the decline in cash generation are the lower cash income, the timing of tax payments and the build up of Octane Additives inventory to accommodate the reduction in manufacturing capacity to ensure an ongoing effective cost base.

Innospec Businesses

Following the launch of the Innospec identity, the Company has also realigned its businesses to more closely reflect, in management's view, how the Company operates and is managed.

The newly renamed Fuel Specialties business now includes TEL for use in aviation gasoline and certain cold flow improvers previously reported in the Octane Additives and Performance Chemicals businesses respectively.

The Performance Chemicals business continues broadly unchanged and our Octane Additives business is now focused on TEL for automotive use.

Fuel Specialties reported another excellent quarter recording a 20% sales growth over the same period last year. 2005 sales were $240.6 million. Sales in the EMEA, Americas and Asia Pacific regions were 16.3%, 34.4% and 12.2% respectively higher than in 2004. Operating income at $6.3 million represents a 9% growth in the fourth quarter compared to the same period last year. 2005 operating income of $26.2 million was up 26% for 2005 versus 2004, essentially driven by volume growth in the refinery and detergent markets. The Company also leveraged its global customer base through a streamlined organizational structure. The new focused organization will enhance the drive for customer intimacy in its target markets.

Performance Chemicals sales at $26.7 million represented a 30% growth for the fourth quarter versus the same period last year. 2005 sales of $105.2 million were 127% ahead of 2004. This was mostly due to the timing of the Leuna Polymer, Aroma & Fine Chemicals and Finetex acquisitions.

The operating loss of $(0.1) million in the fourth quarter resulted primarily from non cash acquisition amortization expenses of $(0.3) million and difficulties in passing on recent raw material and energy price increases to customers in a timely manner. Operating income for 2005 of $1.0 million represents a $0.8 million improvement from the prior year.

Octane Additives sales for the fourth quarter were $40.1 million, which represents a (12)% decline on the same period 2004. The decline versus prior year 2004 was mainly due to the loss of a major customer, but this was partially offset by higher sales volumes to two other major customers. Sales for 2005 were $181.9 million, (20)% lower than 2004. Operating income before goodwill impairment for the fourth quarter was $14.8 million, which represents a (43)% decline from the same period last year. Operating income before business goodwill impairment for 2005 was $69.2 million, which is (34)% lower than 2004.

Corporate costs compared to the fourth quarter 2004 are 53% lower at $4.7 million. Costs for the full year 2005 at $26.7 million represent a decline of $6.3 million (19%).

Restructuring Charge and Other Expenses

A charge of $(6.2) million was recognized in the fourth quarter 2005 primarily as a result of restructuring and demolition activity in the UK and an associated increase in pension curtailment charges arising from restructuring. A charge of $(3.0) million was recognized in the quarter related to other income and expenses primarily associated with exchange losses and other sundry items.

Octane Additives Business Goodwill Impairment

As previously reported, a non cash business goodwill impairment charge continues to be a regular feature of the results. The charge in the fourth quarter was $(10.3) million, $7.4 million lower than the charge in the equivalent period in 2004.

Liquidity and Financial Condition

Innospec confirms that it concluded a new three and half year financing facility with its senior lenders on December 13, 2005, which will enable the Company to pursue its strategic objectives. As previously communicated, the maturity date of the new financing facility will be June 2009.

Conference Call and Web-cast

Innospec management will host a conference call to discuss this announcement on Tuesday, February 7, 2006 at 08.30 a.m. EST, and can be accessed by using the dial-in numbers 1 (800) 370 - 0923 (toll free) or 1 (973) 409 - 9261 (international), or via a simultaneous web-cast on the company website www.innospecinc.com. The web-cast and audio replay will be available beginning 11.30 a.m. EST on February 7 until midnight on February 21 on www.innospecinc.com or by dialling 1 (877) 519 - 4471 (toll free) or 1 (973) 341 - 3080 (international), conference ID #6893805. A copy of this press release can be found at www.innospecinc.com

About Innospec Inc.

Innospec Inc. is an international specialty chemical company with almost 1,000 employees in 21 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel

Specialties business specialises in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in the plastics, paper and fungicides and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended December 31		Twelve Months Ended December 31

	2005	2004	2005	2004
	(millions of dollars except per share data)

Net sales	$135.7	$123.3	$527.7	$468.1
Cost of goods sold	(87.3)	(67.6)	(338.3)	(262.1)
Gross profit	48.4	55.7	189.4	206.0

Selling, general and admin.	(26.6)	(26.4)	(97.5)	(89.6)
Research and development	(2.6)	(2.8)	(11.2)	(10.1)
Restructuring charge	(6.2)	(3.0)	(31.3)	(8.3)
Amortization of intangible assets	(3.3)	(3.7)	(12.7)	(11.2)
Impairment of Octane Additives business goodwill	(10.3)	(17.7)	(134.4)	(40.7)
Other net (expense) / income	(3.0)	(7.0)	(12.6)	(6.5)
Interest expense (net)	(2.2)	(1.9)	(7.6)	(5.6)
Total	(54.2)	(62.5)	(307.3)	(172.0)
(Loss) / income before income taxes and minority interest	(5.8)	(6.8)	(117.9)	34.0
Minority interest	(0.1)	-	(0.2)	(2.0)
Income taxes	(0.7)	(1.7)	(4.4)	(20.1)
(Loss) / income from continuing operations	(6.6)	(8.5)	(122.5)	11.9
Discontinued operations, net of tax	(1.0)	(4.8)	(1.4)	(5.7)
Net (loss) / income	$(7.6)	$(13.3)	$(123.9)	$6.2

(Loss) / earnings per share Basic	$(0.62)	$(1.08)	$(10.02)	$0.50
Diluted	$(0.62)	$(1.08)	$(10.02)	$0.48

Weighted average shares Basic	12,337	12,353	12,368	12,345
outstanding in thousands Diluted	12,337	12,353	12,368	12,989
ANALYSIS OF BUSINESS UNIT RESULTS
	2005	2004	2005	2004
	(millions of dollars)

Net sales
Fuel Specialties	$68.9	$57.4	$240.6	$195.6
Octane Additives	40.1	45.4	181.9	226.1
Performance Chemicals	26.7	20.5	105.2	46.4
Total	135.7	123.3	527.7	468.1

Gross profit
Fuel Specialties	23.9	18.8	80.2	67.6
Octane Additives	21.0	33.5	92.6	129.8
Performance Chemicals	3.5	3.4	16.6	8.6
Total	48.4	55.7	189.4	206.0

Operating income
Fuel Specialties	6.3	5.8	26.2	20.8
Octane Additives	14.8	26.0	69.2	104.4
Performance Chemicals*	(0.1)	0.2	1.0	0.2
Total Operating income	21.0	31.0	96.4	125.4

FAS 87 pension (charge) / credit	(0.4)	0.7	(1.7)	2.7
Corporate costs*	(4.7)	(9.9)	(26.7)	(33.0)
Restructuring charge	(6.2)	(3.0)	(31.3)	(8.3)
Impairment of Octane Additives business goodwill	(10.3)	(17.7)	(134.4)	(40.7)
Other net (expense) / income	(3.0)	(7.0)	(12.6)	(6.5)
Interest expense (net)	(2.2)	(1.9)	(7.6)	(5.6)
(Loss) / income before income taxes and minority interest	$(5.8)	$(6.8)	$(117.9)	$34.0

* The newly renamed Fuel Specialties business now includes TEL for use in aviation gasoline and certain cold flow improvers previously reported in the Octane Additives and Performance Chemicals businesses respectively. The Performance Chemicals business continues broadly unchanged and our Octane Additives business is now focussed on TEL for automotive use. Certain research and development activities which were previously included within corporate costs have been reallocated to the Performance Chemicals strategic business unit. The 2004 comparatives reflect these changes.

Schedule 2

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	December 31 2005	December 31 2004
Assets	(millions of dollars)
Current assets
Cash and cash equivalents	$68.9	$33.3
Restricted cash*	4.3	-
Accounts receivable, less allowance	64.8	84.4
of $2.2 (2004 - $4.0)
Inventories	96.4	76.9
Prepaid expenses	5.3	5.0
Total current assets	239.7	199.6

Restricted cash*	-	4.8
Net property, plant and equipment	67.3	71.8
Goodwill	200.4	332.2
Intangible assets	43.0	48.6
Prepaid pension cost	113.0	122.9
Deferred finance costs	2.1	1.4
Other assets	9.7	9.3
	$675.2	$790.6
Liabilities and Stockholders' Equity
Short term borrowings	$14.5	$30.2
Current portion of plant closure provisions	10.1	10.0
Current portion of deferred income	2.0	2.0
Other current liabilities	113.8	127.2
Plant closure provisions (net of current portion)	21.0	18.6
Deferred income taxes	41.9	44.4
Deferred income (net of current portion)	2.9	4.4
Long-term debt	130.1	94.1
Other liabilities	19.9	13.7
Minority interest	0.3	0.2
Total Stockholders' Equity	318.7	445.8
	$675.2	$790.6

* As part of the consideration for Aroma & Fine Chemicals the Company issued the vendors with GBP2.5m ($4.3m) of loan notes. Under the terms of the agreement the loan notes have been secured by an equal amount of restricted cash in escrow. The loan notes are due to be paid in two equal tranches in January and September 2006.

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Twelve Months Ended December 31
	2005	2004
	(millions of dollars)
Cash Flows from Operating Activities

Net (loss) / income	$(123.9)	$6.2
Adjustments to reconcile net (loss)/income to cash provided by operating activities:
Depreciation and amortization	28.7	24.4
Impairment of Octane Additives business goodwill	134.4	40.7
Loss/(profit) on disposal of equipment	2.8	(4.3)
Loss on disposal of business	-	13.7
Deferred income taxes	(5.0)	(0.8)
Changes in working capital	1.2	(10.5)
Income taxes and other current liabilities	(22.5)	11.4
Impairment in carrying value of unconsolidated investments	6.6	-
Movement in plant closure provisions	2.1	(6.8)
Movement in pension prepayment	10.0	(7.0)
Movements in other non-current liabilities	7.0	(4.6)
Movement in deferred income	(2.1)	-
Net cash provided by operating activities	39.3	62.4

Cash Flows from Investing Activities

Capital expenditures	(8.3)	(9.6)
Business combinations, net of cash acquired	(22.3)	(80.2)
Increase in restricted cash	-	(4.8)
Proceeds from disposal of property, plant or equipment	-	5.2
Proceeds from disposal of subsidiary undertakings	2.8	-
Net cash used in investing activities	(27.8)	(89.4)

Cash Flows from Financing Activities

Net increase in borrowings	20.3	11.5
Capital leases	-	0.5
Dividends paid	(1.7)	(1.5)
Issue of treasury stock	1.4	5.5
Repurchase of common stock	(2.5)	(4.5)
Minority interest	-	(0.5)
Refinancing costs	(2.0)	(2.7)
Net cash provided by financing activities	15.5	8.3
Effect of exchange rate changes on cash	8.6	5.9
Net change in cash and cash equivalents	35.6	(12.8)

Cash and cash equivalents at beginning of period	33.3	46.1
Cash and cash equivalents at end of period	$68.9	$33.3